UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2015 (September 25, 2015)

ABBVIE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35565	32-0375147
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1 North Waukegan Road

North Chicago, Illinois 60064-6400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (847) 932-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 25, 2015 (the “Effective Date”), AbbVie Inc. (“AbbVie”), entered into a term loan credit agreement (the “Three-Year Credit Agreement”) among AbbVie, as borrower, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent, and certain other parties. The Three-Year Credit Agreement provides for a $2 billion term loan facility. Also on the Effective Date, AbbVie entered into a term loan credit agreement (the “364-Day Credit Agreement”) among AbbVie, as borrower, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent, and certain other parties. The 364-Day Credit Agreement provides for a $2 billion term loan facility.

AbbVie intends to apply the proceeds from the Three-Year Credit Agreement and the 364-Day Credit Agreement to address upcoming maturities.

Three-Year Term Loan Credit Agreement

Advances will be available on a date after the Effective Date (the “Three-Year Closing Date”), subject to satisfaction of certain conditions set forth in the Three-Year Credit Agreement.  The commitments will mature on the date that is three years after the Three-Year Closing Date.

Borrowings may, at AbbVie’s election, bear interest at either (a) the base rate plus an applicable margin (“Base Rate Loans”) or (b) the Eurocurrency rate plus an applicable margin (“Eurocurrency Rate Loans”). The applicable margin ranges from 0.0% to 0.50% per annum for Base Rate Loans and 0.625% to 1.50% per annum for Eurocurrency Rate Loans, in each case depending on the public debt rating of AbbVie then in effect.

The Three-Year Credit Agreement contains customary affirmative covenants, negative covenants, including a financial covenant, and events of default.

The foregoing summary of the Three-Year Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Three-Year Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and such exhibit is incorporated herein by reference.

364-Day Term Loan Credit Agreement

Advances will be available on a date after the Effective Date (the “364-Day Closing Date”), subject to satisfaction of certain conditions set forth in the 364-Day Credit Agreement.  The commitments will mature on the date that is 364 calendar days after the 364-Day Closing Date.

Borrowings may, at AbbVie’s election, be Base Rate Loans or Eurocurrency Rate Loans. The applicable margin with respect to such borrowings ranges from 0.0% to 0.25% per annum for Base Rate Loans and 0.5% to 1.25% per annum for Eurocurrency Rate Loans, in each case depending on the public debt rating of AbbVie then in effect.

The 364-Day Credit Agreement contains customary affirmative covenants, negative covenants, including a financial covenant, and events of default.

The foregoing summary of the 364-Day Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the 364-Day Credit Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K, and such exhibit is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 25, 2015, AbbVie entered into the Three-Year Credit Agreement as described under Item 1.01 above.  The description of the Three-Year Credit Agreement set forth in Item 1.01 above is hereby incorporated by reference.

On September 25, 2015, AbbVie entered into the 364-Day Credit Agreement as described under Item 1.01 above.  The description of the 364-Day Credit Agreement set forth in Item 1.01 above is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit
10.1	Three-Year Term Loan Credit Agreement, dated as of September 25, 2015, among AbbVie, Bank of America, N.A. and the lenders and other parties party thereto.
10.2	364-Day Term Loan Credit Agreement, dated as of September 25, 2015, among AbbVie, Bank of America, N.A. and the lenders and other parties party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBVIE INC.

Date: September 29, 2015	By:	/s/ William J. Chase
Name: William J. Chase
Title: Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Three-Year Term Loan Credit Agreement, dated as of September 25, 2015, among AbbVie, Bank of America, N.A. and the lenders and other parties party thereto.
10.2	364-Day Term Loan Credit Agreement, dated as of September 25, 2015, among AbbVie, Bank of America, N.A. and the lenders and other parties party thereto.